Exhibit 23

McGladrey & Pullen
Certified Public Accountants

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-32386 and No. 333-116163 on Form S-8 of Timberland Bancorp, Inc. of our reports dated December 14, 2009, relating to the consolidated financial statements and internal control over financial reporting of Timberland Bancorp, Inc. which appear in this Form 10-K for the year ended September 30, 2009.

/s/McGladrey & Pullen, LLP

Seattle, Washington
December 14, 2009


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